Exhibit 99.1

SIX FLAGS                                              NEWS
--------------------------------------------------------------------------------
FOR:           SIX FLAGS, INC.
CONTACT:       Jim Dannhauser, Chief Financial Officer
               122 East 42nd Street
               NEW YORK, NY 10168
               (212) 599-4693

KCSA           Joseph A. Mansi/Erika Levy
CONTACTS:      (212) 896-1205 / (212) 896-1208
               jmansi@kcsa.com / elevy@kcsa.com

                                                         FOR IMMEDIATE RELEASE
                                                         ---------------------

            SIX FLAGS CLOSES OFFERING OF NEW CONVERTIBLE SENIOR NOTES


NEW YORK, November 23, 2004 - Six Flags, Inc. (NYSE: PKS) announced today that it has closed the sale of $39,000,000 aggregate principal amount of its 4.50%

Convertible Senior Notes due 2015 ("Notes") issued pursuant to the exercise by

Lehman Brothers of its over-allotment option granted in connection with the public offering of $260,000,000 principal amount of Notes. The initial closing occurred on November 19, 2004. Six Flags intends to use the net proceeds from the offering to repurchase or redeem a portion of its outstanding 9-1/2% Senior

Notes due 2009 and 8-7/8% Senior Notes due 2010. Lehman Brothers Inc. was the

sole manager of the offering.



This news release shall not constitute an offer to sell or a solicitation of an offer to buy the convertible senior notes. The offering will only be made by means of a prospectus. A copy of the prospectus supplement and related base prospectus concerning the offering may be obtained from Lehman Brothers Inc., c/o ADP Financial Services, Integrated Distribution Services, 1155 Long Island Avenue, Edgewood, NY 11717, Phone (631) 254-7106.

The information contained in this news release, other than historical information, consists of forward-looking statements within the meaning of
Section 27A of the Securities Act and Section 21E of the Exchange Act. These statements may involve risks and uncertainties that could cause actual results to differ materially from those described in such statements. Although Six Flags believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct.

           11501 Northeast Expressway o Oklahoma City, Oklahoma 73131
                     Tel: 405-475-2500 o Fax: 405-475-2555
          122 East 42nd Street o 49th Floor o New York, New York 10168
                     Tel: 212-599-4690 o Fax: 212-949-6203

SIX FLAGS ANNOUNCES CONVERTIBLE DEBT OFFERING
NOVEMBER 23, 2004
PAGE 2



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